INTERCREDITOR AGREEMENT
THIS INTERCREDITOR AGREEMENT dated as of April 17, 2015 (this "Agreement") by SWK Funding LLC (in its individual capacity, “SWK”), as Agent for the lenders party to the Credit Agreement of even date herewith among Hooper Holmes, Inc., a New York corporation (the “Borrower”), the lenders party thereto (the “Junior Lenders”), and SWK, as agent (the “Agent”) for the Junior Lenders (the Agent and the Junior Lenders being hereinafter referred to collectively as the "Junior Lender"), in favor of ACF FinCo I LP, as assignee of Keltic Financial Partners II, LP, a Delaware limited partnership (the “Senior Lender”).
W I T N E S S E T H:
WHEREAS, the Junior Lender desires to make a second lien term loan to the Borrower in the original principal amount of $5,000,000 (such loan, including any amendment, restatement, extension or other modification of such loan and any promissory note or documentation related thereto, the “Junior Loan”);
WHEREAS, the Borrower and its wholly owned subsidiaries, Hooper Wellness, LLC (“Hooper Wellness”), Hooper Distribution Services, LLC, Hooper Information Services, Inc., Hooper Kit Services, LLC, Mid-America Agency Services, Incorporated and TEG Enterprises, Inc., and Jefferson Acquisition, LLC, a wholly owned subsidiary of Hooper Wellness (collectively, the “Hooper Subsidiaries,” and together with the Borrower, the “Obligors”), are granting security interests in all of their assets as security for the Junior Obligations (as defined below), and the Hooper Subsidiaries are guarantying the Obligations (as defined in the Junior Loan Agreement referred to below);
WHEREAS, the Borrower and the Senior Lender are parties to the Loan and Security Agreement, dated as of February 28, 2013, as amended through the date hereof (the “Senior Loan Agreement”), between the Senior Lender and the Borrower;
WHEREAS, the Senior Loan Agreement prohibits the incurrence by the Borrower of the secured indebtedness under the Junior Loan Agreement and the granting of a lien by the Borrower to secure such indebtedness and the Borrower has requested that the Senior Lender consent to the incurrence by the Borrower of such indebtedness and the granting of such lien; and
WHEREAS, the Senior Lender has agreed to consent to the incurrence by the Borrower of the indebtedness under the Junior Loan Agreement and the granting of a lien by the Borrower to secure such indebtedness subject to the Junior Lender having executed and delivered this Agreement subordinating the Liens and certain rights of the Junior Lender with respect to the Junior Obligations to the Liens and certain rights of the Senior Lender with respect to the Senior Obligations (as defined below);
NOW, THEREFORE, in consideration of the promises contained herein, the Senior Lender and the Junior Lender agrees as follows:
Section 1.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Senior Loan Agreement.
"Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.
"Business Day" means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in New York City.
“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of the Obligors, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted by an Obligor in favor of a Secured Creditor, as security for all or any part of the Obligations.

"Debt Action" means (a) the filing of a lawsuit by any Secured Creditor solely to collect the Obligations owed to such Secured Creditor and not to exercise their secured creditor remedies in respect of the Collateral, (b) the demand by any Secured Creditor for accelerated payment of any and all of the Obligations owed to such Secured Creditor, (c) the filing of any notice of claim or statement of interest and the voting of any such claim or interest in any Insolvency Proceeding involving an Obligor, (d) the filing of any motion in any Insolvency Proceeding permitted under Section 4 or (e) the filing of any defensive pleading in any Insolvency Proceeding consistent with the terms of this Agreement; provided, however, that any Lien obtained by a Secured Creditor in respect of a Debt Action shall be subject to and governed by the terms of this Agreement.

“DIP Cap” shall have the meaning set forth in Section 4(b).

“DIP Financing” shall have the meaning set forth in Section 4(b).

“DIP Liens” shall have the meaning set forth in Section 4(b).

"Disposition" means any sale, lease, exchange, transfer or other disposition, and "Dispose" and shall have the correlative meaning.

"Enforcement Action" means (a) any action by any Secured Creditor to foreclose on the Lien of any Person in any Collateral, (b) any action by any Secured Creditor to take possession of (other than taking "possession" (as such term is defined in the UCC) for the sole purpose of perfecting such Secured Creditor's Lien on such Collateral), or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an Event of Default of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor so long as such Disposition is (i) on commercially reasonable terms, (ii) on an arm's length basis and (iii) to a buyer not an affiliate of an Obligor, (c) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of (other than taking "control" or "possession" (as such terms are defined in the UCC)), or the exercise of any right of setoff with respect to, any Collateral and/or (d) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to an Obligor or an Obligor's property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b) and (c) above, provided that this definition shall not include any Debt Action or the commencement of any Insolvency Proceeding.

“Excess Senior Obligations" means the Senior Obligations that are in excess of the Maximum Senior Principal Amount.

"Final Order" means an order of the applicable bankruptcy court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of such bankruptcy court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired, provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure may be filed with respect to such order shall not cause such order not to be a Final Order.
“Insolvency Proceeding” shall mean, with respect to an Obligor any other any Person, the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt or institutes proceedings to be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, (v) such Person shall take any corporate or similar act in furtherance of any of the foregoing, or (vi) such Person, or a substantial portion of its property, assets or business, shall become the subject of an involuntary proceeding or petition for (A) its dissolution or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator, and (I) such proceeding shall not be dismissed or stayed within sixty days or (II) such receiver, trustee, custodian or liquidator shall be appointed.

“Junior Adequate Protection Lien” shall have the meaning set forth in Section 4(d).

"Junior Default" means any "Event of Default" under the Junior Loan Agreement.

"Junior Default Notice" means with respect to the Junior Loan Agreement, a written notice from the Junior Lender to the Senior Lender, with a copy to the Borrower, indicating that a Junior Default has occurred and describing such Junior Default in reasonable detail.

“Junior Guarantee and Collateral Agreement” shall mean that certain Guarantee and Collateral Agreement of even date herewith by the Obligors in favor of SWK, as Agent for the Junior Lenders, as amended, supplemented or otherwise modified from time to time.

“Junior Loan Agreement” shall mean that certain Credit Agreement of even date herewith among the Borrower, the Junior Lenders and SWK, as Agent for the Junior Lenders, as amended, supplemented or otherwise modified from time to time.

"Junior Obligations" shall mean all Obligations (as defined in the Junior Loan Agreement)and all Guaranteed Obligations (as defined in the Junior Guarantee and Collateral Agreement), whether now existing or hereafter created or incurred, and whether they are or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any Insolvency Proceeding including the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of an Obligor, whether or not allowed in such case, proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Lien” shall mean any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

"Maximum Senior Principal Amount" means, as of any date of determination, (a) $7,000,000 plus (b) any additional principal amounts advanced by the Senior Lender under the Senior Loan Agreement not to exceed $700,000 plus (c) interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the Senior Loan Agreement, to the extent the same are added to the principal amount of the Senior Obligations, and all permanent reductions of revolving loan commitments under the Senior Loan Agreement after the date hereof, other than as a result of a refinancing of the Senior Obligations.

"Obligations" means the Senior Obligations and the Junior Obligations, or any of them, as the context may require.

“Payment in Full” or “Paid in Full” shall mean the full, final and indefeasible payment of the Senior Obligations in cash or immediately available funds

"Purchase Notice" shall have the meaning set forth in Section 6(a).

"Post-Petition Interest" shall mean interest on the Senior Obligations at the rate stated in the Senior Loan Agreement from the date of the filing by or against an Obligor of a petition under any bankruptcy, insolvency or similar law to the date of the indefeasible payment in full of the Senior Obligations.

“Release Documents” means, with respect to the Collateral, terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release.

"Release Event" means the taking of any Enforcement Action to Dispose of Collateral by the Senior Lender or, after the occurrence and during the continuance of an Insolvency Proceeding, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral conducted in accordance with Section 4(f).

“Recovery” shall have the meaning set forth in Section 4(e).

“Reorganization Security” shall have the meaning set forth in Section 4(i).

"Secured Creditors" means the Senior Lender and the Junior Lender, or any of them.

“Senior Adequate Protection Lien” shall have the meaning set forth in Section 4(b).

“Senior Default” shall mean a Default or Event of Default as defined in the Senior Loan Agreement.

"Senior Default Notice" means with respect to the Senior Loan Agreement, a written notice from the Senior Lender to the Junior Lender, with a copy to the Borrower, indicating that a Senior Default has occurred and describing such Senior Default in reasonable detail.

"Senior Obligations" shall mean all Obligations (as defined in the Senior Loan Agreement), whether now existing or hereafter created or incurred, and whether they are or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any Insolvency Proceeding including the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of an Obligor, whether or not allowed in such case, proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Senior Termination” has the meaning specified in Section 8.

"Standstill Period" means the period commencing on the date of (a) a Junior Default and ending upon the date which is the earlier of (i) 180 days after the Senior Lender has received a Junior Default Notice with respect to such Junior Default and (ii) the date on which the Senior Obligations (other than the Excess Senior Obligations) have been Paid in Full or (b) a Senior Default and ending upon the date which is the earlier of (i) 180 days after the Junior Lender has received a Senior Default Notice with respect to such Senior Default and (ii) the date on which the Senior Obligations have been Paid in Full.

"UCC" means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.
"UCC Notice" shall have the meaning set forth in Section 2(g).
Section 2.    Suspension of Payment; Subordination in Insolvency Proceeding; Lien Priority; Collateral Management.

(a) Payments to Junior Lender. Prior to Senior Termination, commencing on the date that the Junior Lender receives a Senior Default Notice, the Junior Lender shall not be entitled to receive or retain any payment in respect of the Junior Obligations through the end of the earlier of (i) the Standstill Period commencing on such date of receipt of the Senior Default Notice, or (ii) the date upon which the Senior Default referenced in the Senior Default Notice is either cured by the Borrower or another Obligor or waived by the Senior Lender. If the Junior Lender receives any payment in respect of the Junior Obligations during such Standstill Period, the Junior Lender will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of the Junior Lender where necessary) for application to then‑existing Senior Obligations (whether or not due), in such manner of application as the Senior Lender may deem appropriate. If the Junior Lender fails to make any endorsement required under this Agreement, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney‑in‑fact (which appointment is coupled with an interest) for the Junior Lender to make such endorsement in the Junior Lender's name.
(a)    Distributions. Upon any distribution to creditors of an Obligor in a liquidation or dissolution of such Obligor or upon the commencement of any Insolvency Proceeding: (i) the holders of the Senior Obligations shall be entitled to receive payment in full in cash, or to have such payment duly provided for, of all amounts payable under or in respect of the Senior Obligations (including Post-Petition Interest accrued after the commencement of such Insolvency Proceeding at the rate provided in the Senior Loan Agreement) before the Junior Lender shall be entitled to receive from such Obligor or its assets any payment under or in respect of the Junior Obligations and (ii) until the holders of the Senior Obligations have received such payment in full in cash, or such payment is duly provided for, any distribution from such Obligor or its assets to which the Junior Lender would otherwise be entitled shall be made to the holders of the Senior Obligations. Subject to Senior Termination, the Junior Lender shall be subrogated to the rights of the holders of the Senior Obligations to receive payments or distributions in cash or property applicable to the Senior Obligations, and no payment or distribution made to the Senior Lender by virtue of this Agreement that otherwise would have been made to the Junior Lender shall be deemed to be a payment by such Obligor on account of the Junior Obligations, it being understood that the provisions of this Section 2(b) are intended solely for the purpose of defining the relative rights of the Junior Lender, on the one hand, and the Senior Lender, on the other hand.
(b)    Priorities. Each of the Senior Lender and the Junior Lender hereby acknowledges that the Secured Creditors have been granted Liens upon the Collateral to secure their respective Obligations. Until the Senior Termination has occurred, the Liens of the Senior Lender on the Collateral securing the Senior Obligations (other than the Excess Senior Obligations) are and shall be senior and prior in right to the Liens of the Junior Lender on the Collateral securing the Junior Obligations, and such Liens of the Junior Lender on the Collateral securing the Junior Obligations are and shall be junior and subordinate to the Liens of the Senior Lender on the Collateral securing the Senior Obligations. Any Liens of the Senior Lender on the Collateral securing the Excess Senior Obligations are and shall be junior and subordinate in all respects to the Liens of the Junior Lender on the Collateral securing the Junior Obligations. The priorities of the Liens provided in this Section 2(c) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Obligations, nor by any action or inaction which any of the Secured Creditors may take or fail to take in respect of the Collateral. The subordination of the Liens provided for in this Section 2(c) affects only the relative priority of those Liens, and does not subordinate any Obligations in right of payment to any other Obligations. Nothing in this Agreement will affect the entitlement of the Junior Lender to receive and retain payments of interest, principal and other amounts in respect of the Junior Obligations unless the receipt is expressly prohibited by this Agreement.
(c)    No Alteration of Priority. The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any documents.
(d)    Challenge to Liens. Each of the Senior Lender and the Junior Lender agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person (including a committee in any Insolvency Proceeding) in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity, extent or enforceability of a Lien held, or purported to be held, by or on behalf of the Senior Lender or the Junior Lender in Collateral or the provisions of this Agreement, provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Lender or the Junior Lender to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens.
(e)    Proceeds of Collateral. Unless the Senior Obligations (other than Excess Senior Obligations) have been Paid in Full, any Collateral or proceeds thereof received by the Junior Lender, or any payment or distribution, that may be received by the Junior Lender (other than Reorganization Securities) (i) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (ii) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) in respect of the Collateral, (iii) from the collection or other Disposition of, or realization on, the Collateral by the Junior Lender whether or not pursuant to an Insolvency Proceeding or (iv) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the Senior Lender.
(f)    Management of Collateral. Until Payment in Full of the Senior Obligations (other than Excess Senior Obligations), subject to the other terms and conditions of this Agreement, the Senior Lender shall have the exclusive right to manage, perform and enforce the terms of the Senior Loan Agreement with respect to the Collateral, including, without limitation, prosecuting Enforcement Actions, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, Dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC, the Senior Lender shall give the Junior Lender such notice (a "UCC Notice") of such sale as may be required by the applicable UCC; provided, however, that 10 days' notice shall be deemed to be commercially reasonable notice. Except as specifically provided in this Section 2(g) or Section 2(h) below, notwithstanding any rights or remedies available to a Junior Lender under any of the Junior Loan Agreement, applicable law or otherwise, until Payment in Full of the Senior Obligations (other than Excess Senior Obligations), no Junior Lender shall, directly or indirectly, take any Enforcement Action, provided that upon the expiration of the applicable Standstill Period, the Junior Lender may take any Enforcement Action (provided that it gives the Senior Lender at least 10 days written notice prior to taking such Enforcement Action, which notice may be given during the pendency of the applicable Standstill Period); provided further, however, that, notwithstanding the expiration of a Standstill Period or anything herein to the contrary, in no event shall the Junior Lender exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency Proceeding) if the Senior Lender shall have commenced the enforcement or exercise of any rights or remedies with respect to any of the Collateral or any such action or proceeding (including, without limitation, any of the following) has occurred and is continuing: (i) the diligent pursuit of solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Collateral and such sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties are diligently pursuing such process, (ii) the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of the Collateral, (iii) diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of the Collateral or any other Enforcement Action or (iv) an Insolvency Proceeding.
(g)    Permitted Actions. Section 2(g) shall not be construed to limit or impair in any way the right of: (i) any Secured Creditor to bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Secured Creditor provided that the Junior Lender shall not be permitted to credit bid on any Collateral at any public, private or judicial foreclosure sale unless such credit bid shall include cash in an amount sufficient to cause the Senior Obligations (other than Excess Senior Obligations) to be immediately Paid in Full, (ii) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor's Lien on the Collateral, so long as it does not materially delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the respective loan documents or applicable law, (iii) any Secured Creditor to take any Debt Action, (iv) any Secured Creditor to take action to create, perfect, preserve or protect its Lien on the Collateral, so long as such actions are not adverse to the priority status of the Liens on the Collateral set forth in this Agreement, (v) any Secured Creditor to exercise rights as an unsecured creditor in accordance with Section 4(i) hereof, provided that the Junior Lender shall not directly or indirectly participate or join in the commencement of any Insolvency Proceeding, (vi) the Junior Lender to make any filings and make any arguments and motions with respect to the Junior Obligations and the Collateral that are, in each case, in accordance with the terms of this Agreement, or (vii)  the Junior Lender to receive any remaining proceeds of Collateral for application to the Junior Obligations after Payment in Full of the Senior Obligations.
(h)    No Implied Waiver or Amendment. The Senior Lender shall not be prejudiced in its right to enforce subordination the Junior Lender’s Liens on the Collateral by any act or failure to act on the part of any Obligor or any other Person whether or not such act or failure shall give rise to any right of rescission or other claim or cause of action on the part of the Junior Lender.
(i)    Enforceability. The provisions of this Section 2 shall be enforceable against the Obligors, the Junior Lender or the Senior Lender by the Senior Lender or any other holder of Senior Obligations, or the Junior Lender or any other holder of Junior Obligations, as the case may be.
Section 3.    Covenants.
(a)    Amendments to Senior Loan Agreement and Related Documents. The Senior Lender, at any time and from time to time, may, without consent of or notice to the Junior Lender, without incurring any liability to the Junior Lender and without impairing or releasing any rights or obligations hereunder or otherwise, enter into such agreements, amendments and modifications with any Obligor as the Senior Lender may deem proper, extending the time of payment of or renewing or otherwise altering the terms and conditions of the Senior Obligations; provided, however, that, without the consent of the Junior Lender, the Senior Lender shall not amend, restate, supplement, modify, substitute, renew or replace any or all of the Senior Loan Agreement or related documents, or waive any term thereof if the effect thereof would be to (i) violate or directly conflict with any provision of this Agreement, (ii) increase the Revolving Credit Rate or the Default Rate, (iii) change the final maturity date of the Senior Loan Agreement to a date later than February 28, 2019, (iv) shorten the maturity of the Senior Loan Agreement, (v) increase the principal amount of the Senior Obligations in excess of the Maximum Senior Principal Amount, or (vi) modify or add any covenant or event of default under the Senior Loan Agreement or related documents which directly restricts any Obligor from making payments under the Junior Loan Agreement which would otherwise be permitted under the Senior Loan Agreement and this Agreement as in effect on the date hereof.
(a)    Amendments to Junior Loan Agreement and Related Documents. The Junior Lender may at any time and from time to time and without consent of or notice to the Senior Lender, without incurring any liability to the Senior Lender and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the Junior Loan Agreement; provided, however, that, until the Senior Termination has occurred, without the consent of the Senior Lender, the Junior Lender shall not amend, restate, supplement, modify substitute, renew or replace any or all of the Junior Loan Agreement or waive any term thereof if the effect thereof would be to (i) violate or directly conflict with any provision of this Agreement, (ii) directly or indirectly result in an increase in the total yield on the Junior Obligations to an amount greater than 3% per annum above such total yield that is in effect on the date hereof, (iii) shorten the maturity of the Junior Obligations or require that any payment on the Junior Obligations be made earlier than the date originally scheduled for such payment or that any commitment expire any earlier than the date originally scheduled therefor, (iv) add or modify in a manner adverse to any Obligor or the Senior Lender any covenant, agreement or event of default under the Junior Loan Agreement and related documents unless corresponding provisions of the Senior Loan Agreement have been amended or modified, with appropriate differences in the covenant and default levels and thresholds consistent with the covenants and defaults in the Senior Loan Agreement, (v) increase the principal amount of the Junior Obligations, or (vi) alter any of the subordination provisions with respect to the Junior Obligations.
(b)    Turnover by Junior Lender. Prior to Payment in Full of the Senior Obligations (other than the Excess Senior Obligations), the Junior Lender shall remit to the Senior Lender, as soon as available and in any event not later than five (5) days after the receipt by the Junior Lender thereof, all cash or other property held by or on behalf of the Junior Lender constituting proceeds of the Collateral.
(c)    Turnover by Senior Lender. Upon Payment in Full of the Senior Obligations (other than the Excess Senior Obligations), the Senior Lender shall remit to the Junior Lender, as soon as available and in any event not later than five (5) days after the receipt by the Senior Lender thereof, all cash or other property held by or on behalf of the Senior Lender constituting proceeds of the Collateral.
(d)    Release of Collateral Upon Release Event. The Junior Lender shall, at any time in connection with a Release Event with respect to any Collateral: (i) upon the request of the Senior Lender with respect to the Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral, to the extent the Disposition of such Collateral is either by the Senior Lender or its agents or representatives or any Obligor at the direction of the Senior Lender in accordance with the definition of Enforcement Action  and (ii) deliver such Release Documents and take such further actions as Senior Lender may reasonably require in connection therewith, provided that, (A) such release by the Junior Lender shall not extend to or otherwise affect any of the rights of the Junior Lender to the proceeds from any such Disposition of Collateral, (B) the Senior Lender shall promptly apply such proceeds to pay the Senior Obligations until the same have been Paid in Full (together with a concurrent reduction of the Maximum Senior Principal Amount by the amount of such payment), (C) such release or termination shall occur concurrently with the release or termination of the Senior Lender's security interest in the Collateral subject to such Release Event and (D) no such release and/or authorization documents shall be delivered (x) to the Borrower or any other Obligor or (y) more than 2 Business Days prior to the date of the closing of the Disposition of such Collateral, provided further that, if the closing of the Disposition of the Collateral subject to such Release Event is not consummated within 30 days of the proposed date of closing or any agreement governing such Disposition is terminated, the Senior Lender shall promptly, upon the Junior Lender's request, return all Release Documents to the Junior Lender.
Section 4.    Insolvency Proceedings.
(a)    Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against the Borrower under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to an Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. The relative rights of the Senior Lender and the Junior Lender in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, the applicable Obligor. This Agreement shall constitute a "subordination agreement" for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.
(b)    Financing Matters. If an Obligor becomes subject to any Insolvency Proceeding, and if the Senior Lender desires to consent (or not object) to the sale, use or lease of cash or other collateral under the Bankruptcy Code or otherwise to provide financing to such Obligor under the Bankruptcy Code or otherwise or to consent (or not object) to the provision of such financing to such Obligor by any third party (a “DIP Financing”), then the Junior Lender agrees that (i) to the extent the aggregate principal amount of loans outstanding under any such DIP Financing together with the aggregate outstanding principal amount of the pre-petition Senior Obligations does not exceed 110% of the aggregate outstanding principal amount of the Senior Obligations immediately prior to the commencement of the Insolvency Proceedings (the "DIP Cap"), such DIP Financing (and any Senior Obligations not in excess of the Maximum Senior Principal Amount which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the assets of such Obligor which shall be superior in priority to the Liens on the assets of such Obligor held by any other Person, (ii) notice received three (3) Business Days prior to the entry of an interim order approving such DIP Financing and notice received fourteen (14) calendar days prior to entry of a Final Order approving such DIP Financing, shall be adequate notice, (iii) so long as the aggregate principal amount of such DIP Financing does not exceed the DIP Cap, the Junior Lender will not request or accept adequate protection or any other relief in connection with such DIP Financing except as set forth in Section 4(d) below, (iv) to the extent the aggregate principal amount such DIP Financing does not exceed the DIP Cap, the Junior Lender will subordinate (and will be deemed hereunder to have subordinated) the Liens securing the Junior Obligations (A) to the Liens securing such DIP Financing (the "DIP Liens") on the same terms (but on a basis junior to the Liens of the Senior Lender) as the Liens of the Senior Lender are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), and (B) to any "replacement Lien" granted to the Senior Lender as adequate protection of its interests in the Collateral (the "Senior Adequate Protection Lien"), provided that, to the extent the aggregate principal amount such DIP Financing is in excess of the DIP Cap, such excess amount shall be subordinated to the Junior Obligations and (v) subject to Section 4(d) below, the Junior Lender shall not contest or oppose in any manner any adequate protection provided to the Senior Lender as adequate protection of its interests in the Collateral, or any DIP Financing, and shall be deemed to have waived any objections to such adequate protection, or DIP Financing, including, without limitation, any objection alleging such Obligor’s failure to provide "adequate protection" of the interests of the Junior Lender in the Collateral, provided, for purposes of the consents and limitations set forth in clauses (i) through (v) of this Section, that the DIP Financing does not by its express terms require such Obligor to (x) propose a specific plan of reorganization, or (y) sell substantially all of such Obligor’s assets, other than as a result of and after the occurrence of an event of default under such DIP Financing. It is understood and agreed that the foregoing provisions of this Section 4(b) shall not limit the right of the Junior Lender to object to any motion regarding DIP Financing but only (x) to the extent that the DIP Financing contravenes the requirements of this Section 4(b), or (y) such objection is based upon the Junior Lender’s rights under Section 4(j).
(c)    Relief From the Automatic Stay. The Junior Lender agrees that it will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding unless the Senior Lender requests relief from such stay.
(d)    Adequate Protection. Notwithstanding the foregoing provisions in this Section 4, in any Insolvency Proceeding, if the Senior Lender is granted adequate protection in the form of Senior Adequate Protection Liens, the Junior Lender may seek (and the Senior Lender may not oppose) adequate protection of its interests in the Collateral in the form of (i) a "replacement Lien" on the additional collateral subject to the Senior Adequate Protection Liens (the "Junior Adequate Protection Lien"), which Junior Adequate Protection Lien, if granted, will be subordinate to all Liens securing the Senior Obligations (including, without limitation, the Senior Adequate Protection Liens) and any Liens securing debtor-in-possession financing (whether or not constituting DIP Financing) on the same basis as the other Liens securing the Junior Obligations are so subordinated under this Agreement (provided that any failure of the Junior Lender to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Junior Lender pursuant to Section 4(b) and (ii) superpriority claims under Section 507(b) of the Bankruptcy Code junior in all respects to the superpriority claims granted under Section 507(b) of the Bankruptcy Code to the Senior Lender on account of any of the Senior Obligations or granted under Section 364(c)(1) of the Bankruptcy Code with respect to any debtor-in-possession financing (whether or not constituting DIP Financing), provided that the inability of the Junior Lender to receive any such Liens under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this Section 4; and provided, further, that the Junior Lender shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that any such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims, and only after the Payment in Full of the Senior Obligations.
(e)    Avoidance Issues. If the Senior Lender is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of an Obligor, because such amount was avoided or ordered to be paid or disgorged for any reason including, without limitation, because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Termination shall be deemed not to have occurred. The Junior Lender agrees it shall not be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to the Junior Lender shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
(f)    Asset Dispositions in an Insolvency Proceeding. The Junior Lender agrees that it will not object to or oppose a Disposition of any Collateral securing the Senior Obligations (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the Senior Lender has consented to such or Disposition of such assets, as long as (a) the Maximum Senior Principal Amount is reduced by an amount equal to the proceeds of such Disposition received and retained by the Senior Lender on account of the Senior Obligations which are used to pay the principal or face amount, as applicable, of the Senior Obligations, and (b) pursuant to a court order the Liens of the Junior Lender attach to the net proceeds of such Disposition with the same priority and validity as the Liens held by the Junior Lender in such Collateral, provided that the Junior Lender is not deemed to have waived any rights to credit bid on the Collateral in any such Disposition in accordance with Section 363(k) to the extent such credit bid includes cash in an amount sufficient to cause the Senior Obligations to be immediately Paid in Full. The Junior Lender waives any claim it may now or hereafter have arising out of the Senior Lender's election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code.
(g)    No Waivers of Rights. Nothing contained herein shall prohibit or in any way limit the Senior Lender from objecting in any Insolvency Proceeding or otherwise to any action taken by the Junior Lender, including the seeking by the Junior Lender of adequate protection (other than as provided for in Section 4(d)); provided, however, the Senior Lender agrees not to initiate or prosecute or join with any Person to initiate or prosecute any claim, action or other proceeding challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Junior Obligations.
(h)    Plans of Reorganization. The Junior Lender shall not support or vote in favor of any plan of reorganization (and shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full, all Senior Obligations (other than Excess Senior Obligations) or (ii) is accepted by the Senior Lender. To the extent that the Junior Lender attempts to vote or votes in favor of any plan or reorganization in a manner inconsistent with this Section 4(h), the Junior Lender irrevocably agrees that (A) the Senior Lender may be, and may be deemed, an “authorized agent” of such party under Bankruptcy Rules 3018(c) and 9010, (B) the Senior Lender is irrevocably appointed the Junior Lender’s attorney in fact, coupled with an interest, to vote on the Junior Lender’s behalf in such proceedings with respect to the Junior Obligations, and (C) the Senior Lender shall be authorized and entitled to submit a superseding ballot or vote, as the case may be, on behalf of the Junior Lender that is consistent herewith.
(i)    Other Matters. In the event of any Insolvency Proceeding involving an Obligor, all proceeds of Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Obligations) shall be paid or delivered directly to the Senior Lender (to be held and/or applied by the Senior Lender in accordance with the Senior Loan Agreement) until all Senior Obligations are Paid In Full before any of the same shall be made to one or more of the Junior Lenders on account of any Junior Obligations, and the Junior Lender irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority to pay or otherwise deliver all such Distributions in respect of any Junior Obligations to the Senior Lender, provided that the foregoing provision shall not apply to Distributions made in respect of the Junior Obligations pursuant to a plan of reorganization under the Bankruptcy Code with respect to such Obligor which has received the affirmative vote of the Senior Lender and which has been confirmed pursuant to a Final Order or to any Reorganization Securities received by the Junior Lender in accordance with this Section 4(i). Nothing in this Agreement prohibits or limits the right of a Junior Lender to receive and retain any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding (such debt or equity securities, "Reorganization Securities").
(j)    Rights as Unsecured Lenders. In any Insolvency Proceeding, to the extent not prohibited by and in all respects consistent with this Agreement, the Junior Lender may take any action, file any pleading, appear in any proceeding and exercise rights and remedies whether as an unsecured lender or otherwise. In any Insolvency Proceeding, to the extent not prohibited by and in all respects consistent with this Agreement, the Senior Lender may take any action, file any pleading, appear in any proceeding and exercise rights and remedies whether as an unsecured lender or otherwise.
Section 5.     Representation and Warranties. Each of the Secured Creditors represents and warrants as follows:
(a)    Enforceability. This Agreement is the legal, valid and binding obligation of the respective Secured Creditors enforceable in accordance with its terms.
(b)    No Conflict. The execution, delivery and performance by either of the Secured Creditors of this Agreement do not and will not contravene (i) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other governmental authority or regulatory body or any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval binding on either of the Secured Creditors or any of their property or (ii) any material contract to which it is a party or by which its property is bound.
(c)    Consents and Filings. No consent, authorization or approval of, or filing with or other act by, either of the Secured Creditors or any governmental authority or regulatory body or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except those that have been obtained.
(d)    No Judgments or Litigation. No judgments, orders, writs or decrees are outstanding against either of the Secured Creditors, nor is there now pending or, to the knowledge of either of the Secured Creditors after due inquiry, any threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against either of the Secured Creditors that purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.
(e)    Acceptance. Both the Senior Lender and the Junior Lender, by their execution and delivery of this Agreement, have accepted this Agreement.
Section 6.     Junior Lender Purchase Option.
(a)    Purchase Notice. Upon (i) an acceleration of the Senior Obligations or the taking of any Enforcement Action by the Senior Lender, (ii) a payment default under the Senior Loan Agreement that is not cured by the Borrower or waived by the Senior Lender within 60 days of its occurrence, or (iii) the commencement of an Insolvency Proceeding, the Junior Lender shall have the option, but not the obligation, to purchase all, but not less than all, of the Senior Obligations owing to the Senior Lender from the Senior Lender, and assume all, but not less than all, of the then existing funding commitments under the Senior Loan Agreement by giving a written notice (the "Purchase Notice") to the Senior Lender no later than 15 Business Days after the Junior Lender has knowledge of any event set forth in clause (i), (ii), or (iii) above. A Purchase Notice once delivered shall be irrevocable.
(b)    Purchase Option Closing. On the date specified by the Junior Lender in the Purchase Notice (which shall not be more than 30 days after the receipt by the Senior Lender of the Purchase Notice), the Senior Lender shall sell to the Junior Lender, and the Junior Lender shall purchase from the Senior Lender, all, but not less than all, of the Senior Obligations (other than Excess Senior Obligations), and the Senior Lender shall assign to the Junior Lender, and the Junior Lender shall assume from the Senior Lender all, but not less than all, of the then existing funding commitments under the Senior Loan Agreement.
(c)    Purchase Price. Such purchase and sale shall be made by execution and delivery by the Secured Creditors of an Assignment Agreement in form and substance satisfactory to the Secured Creditors. Upon the date of such purchase and sale, the Junior Lender shall (a) pay to the Senior Lender as the purchase price therefor the full amount of all the Senior Obligations (other than Excess Senior Obligations) then outstanding and unpaid (including principal, interest, fees, prepayment premiums, indemnities and expenses, including, without limitation, reasonable attorneys' fees and legal expenses). Such purchase price shall be remitted by wire transfer of immediately available funds to such bank account of the Senior Lender in New York, New York, as the Senior Lender may designate in writing to the Junior Lender for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Junior Lender to the bank account designated by the Senior Lender are received in such bank account prior to 1:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Junior Lender to the bank account designated by the Senior Lender are received in such bank account later than 1:00 p.m., New York City time.
(d)    Nature of Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by the Senior Lender as to the Senior Obligations or otherwise and without recourse to the Senior Lender, except for representations and warranties as to the following: (i) the amount of the Senior Obligations being purchased (including as to the principal of and accrued and unpaid interest on such Senior Obligations, fees and expenses thereof), (ii) that the Senior Lender owns the Senior Obligations free and clear of any Liens and (iii) that the Senior Lender has the full right and power to assign the Senior Obligations and such assignment has been duly authorized by all necessary partnership action by the Senior Lender.
(e)    Notice of Election to Purchase. The Senior Lender shall not complete any Disposition in connection with any Enforcement Action, as long as the Senior Lender shall have received a Purchase Notice, the purchase and sale of the Senior Obligations provided for in this Section 6 shall have closed within 30 days of the Senior Lender's receipt of such Purchase Notice and the Senior Lender shall have received payment in full of the Senior Obligations (other than Excess Senior Obligations) as provided for in Section 6(c) within such 30 day period.
Section 7.    Certain Matters of Construction. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified. For purposes of this Agreement, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations and (d) unless otherwise specified, all references to any instruments or agreements, including references to any of this Agreement and any other documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof.
Section 8.     Termination. This Agreement shall terminate and cease to be of any further force or effect upon the Payment in Full of the Senior Obligations (the occurrence of the foregoing being referred to herein as “Senior Termination”).
Section 9.    Benefit of Agreement. Nothing in this Agreement, express or implied, shall give or be construed to give to any Person any legal or equitable right, remedy or claim under this Agreement or any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto.
Section 10.    Notices. Except as otherwise provided herein, all notices and other communications provided for hereunder shall be made in the manner and to the address set forth for the Senior Lender in the Senior Loan Agreement and the address set forth for the Junior Lender in the Junior Loan Agreement) or to such other address as the Senior Lender or the Junior Lender may specify to the other party in the manner required hereunder.
Section 11.    Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the party to be charged thereby, and then any such amendment or waiver shall be effective only to the extent set forth therein.
Section 12.    Delays; Partial Exercise of Remedies. No delay or omission of the Senior Creditors to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Senior Creditors of any right or remedy shall preclude any other or further exercise thereof, or preclude the exercise of any other right or remedy.
Section 13.    Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment hereof may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by telecopier or other electronic transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
Section 14.    Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 15.    Entire Agreement; Successors and Assigns; Interpretation. This Agreement constitutes the entire agreement among the parties, supersedes any prior written and verbal agreements among them with respect to the subject matter hereof, and shall bind and benefit the parties and their respective successors and permitted assigns. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.
Section 16.    SPECIFIC PERFORMANCE. EITHER SECURED CREDITOR IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THIS AGREEMENT AT ANY TIME WHEN THE OTHER SECURED CREDITOR SHALL HAVE FAILED TO COMPLY WITH ANY OF THE PROVISIONS OF THIS AGREEMENT APPLICABLE TO IT.
Section 17.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
Section 18.    SUBMISSION TO JURISDICTION.
(a)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OFTHE JUNIOR LENDER AND THE SENIOR LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE JUNIOR LENDER AND THE SENIOR LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE JUNIOR LENDER AND THE SENIOR LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
(b)    Nothing in this Section 18 shall affect the right of either the Senior Lender or the Junior Lender to serve legal process in any other manner permitted by law or affect the right of the Senior Lender or Junior Lender to bring any action or proceeding against the other party in the courts of any other jurisdiction.
Section 19.    JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
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IN WITNESS WHEREOF, each of the Junior Lender and the Senior Lender has executed this Agreement as of the date first set forth above.
JUNIOR LENDER:
SWK FUNDING LLC, in its capacity as Agent and sole initial Junior Lender

By: SWK Holdings Corporation, its sole Manager

By: /s/ Brett Pope
Name: Brett Pope
Title:   Chief Executive Officer

SENIOR LENDER:

ACF FINCO I LP

By: /s/ Oleh Szczupak
Name: Oleh Szczupak
Title: Vice President

ACKNOWLEDGMENT
Each of the undersigned hereby acknowledges the provisions of the foregoing Intercreditor Agreement and agrees to abide by the terms thereof.
Each of the undersigned will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Senior Lender or the Junior Lender may reasonably request to protect any right or interest granted or purported to be granted hereby or by the foregoing Intercreditor Agreement to the Senior Lender or the Junior Lender or to enable the Senior Lender or the Junior Lender to exercise and enforce its rights and remedies hereunder or thereunder.
HOOPER HOLMES, INC.,
a New York corporation

By: /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: President

HOOPER WELLNESS, LLC,
a Kansas limited liability company

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    President

JEFFERSON ACQUISITION, LLC,
a Kansas limited liability company

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    President

HOOPER DISTRIBUTION SERVICES, LLC,
a New Jersey limited liability company
By: Hooper Homes, Inc.,
its sole Manager

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    President of Hooper Homes, Inc.

HOOPER INFORMATION SERVICES, INC.,
a New Jersey corporation

By: /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: President

MID-AMERICA AGENCY SERVICES, INCORPORATED,
a Nebraska corporation

By: /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: President

TEG ENTERPRISES, INC.,
a Nebraska Corporation

By: /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: President

HOOPER KIT SERVICES, LLC,
a Kansas limited liability company,
formerly known as Heritage Labs International, LLC

By: Hooper Homes, Inc.,
its sole Member

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    President of Hooper Homes, Inc.